Exhibit 99.1

NEWS RELEASE

Contact:	Alan Hill
SI International, Inc.
703-234-6854
alan.hill@si-intl.com

SI International Appoints Harry Gatanas as Executive Vice President of Strategic Program Group

RESTON, VA – September 15, 2005 – SI International, Inc. (Nasdaq: SINT), an information technology and network solutions (IT) company, today announced the appointment of Harry Gatanas as Executive Vice President of the Strategic Programs Group.  This appointment reflects SI International’s positioning to support continued rapid growth.

In this newly created role, Gatanas will oversee a significant portion of SI International’s business with the Department of Defense and the Intelligence community.  He will focus on delivering mission-critical solutions to existing and new clients in the areas of systems engineering, net-centric enterprise architectures, program management and acquisition support, military satellite communications, command and control systems, telecommunication and network services, information operations, and logistics. Gatanas will report directly to Brad Antle, SI International’s President and CEO-elect.

Gatanas joins SI International with strong leadership, acquisition, and contracting experience at multiple military and private organizations.  Most recently as Senior Acquisition Executive for the National Security Agency (NSA), Gatanas was directly responsible for the NSA’s acquisition mission, which exceeded several billion dollars a year for software, hardware and communication requirements, and included the management of all procurement activities for a diverse portfolio.  In this position, he was responsible for overseeing and reforming the agency’s multi-billion dollar acquisition process and changing the way NSA does business in parallel with its most aggressive transformation and modernization strategies ever undertaken.  Gatanas previously served as President and CEO for MFN Global Services, L.L.C., a fiber optic telecommunications provider for federal, state, local, and international clients specializing in global information grid solutions.  Gatanas is a retired U.S. Army general with over 30 years of experience in the military and intelligence community, including serving as Commanding General of the US Army White Sands Missile Range.

“We are extremely pleased to have Harry Gatanas join SI International’s senior leadership team, as we continue to strengthen our management structure to support our future growth objectives. Harry brings a depth of relevant experience in the business processes and IT priorities of both the Department of Defense and the intelligence community.  During his tenure with the NSA, he helped to improve acquisition performance and support the critical transformational goals of that organization,” said Brad Antle, President and CEO-elect of SI International.

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“I am excited to join the SI International team,” said Gatanas. “The Company has established a strong reputation for rapid and reliable performance on mission critical assignments. SI International’s service offerings and expertise address many of the top priorities of the military and intelligence agencies as our nation addresses a changing and heightened global threat environment.”

About SI International: SI International, a member of the Russell 2000 index, is a provider of information technology and network solutions (IT) primarily to the Federal government.  The Company combines technology and industry expertise to provide a full spectrum of state-of-the-practice solutions and services, from design and development to documentation and operations, to assist clients in achieving their missions.  SI International is ranked as the 49th largest Federal Prime IT Contractor by Washington Technology and has over 3,800 employees.  More information about SI International can be found at www.si-intl.com.

The above-referenced statements may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve a number of risks and uncertainties, which are described in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties include: differences between authorized amounts and amounts received by the Company under government contracts; government customers’ failure to exercise options under contracts; changes in federal government (or other applicable) procurement laws, regulations, policies and budgets; the Company’s ability to attract and retain qualified personnel; and the important factors discussed in the Risk Factors section of the annual report on Form 10-K filed by the Company with the Securities and Exchange Commission and available directly from the Commission at www.sec.gov. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

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